UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 10,  2021

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

RENAVOTIO, INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

601 South Boulder Ave., Suite 600, Tulsa, OK	74119
(Address of principal executive offices)	(Zip Code)

(888) 928-1312

 (Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Renavotio, Inc. is referred to herein as “Renavotio”, “we”, “our”, or “us”.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINTIIVE AGREEMENT

Securities Purchase Agreement with GHS Investments, LLC

On June 11, 2021, we entered into a Securities Purchase Agreement (“SPA”) with GHS Investments, LLC, a Nevada Limited Liability Company (“GHS”), providing for GHS’s purchase of 75,000 Preferred B Shares at $1.00 per Preferred B Share for an aggregate investment of $75,000.

Securities Purchase Agreement with Tysadco Partners, LLC

On June 10, 2021, we entered into a Securities Purchase Agreement (“SPA”) with Tysadco Partners, LLC, a Delaware Limited Liability Company (“Tysadco”), providing for Tysadco’s purchase of 125,000 Preferred B Shares at $1.00 per Preferred B Share for an aggregate investment of $125,000.

ITEM 9.01. EXHIBITS

(a) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	6/10//21 SECURITIES PURCHASE AGREEMENT with Tysadco Partners, LLC
10.2	6/11/21 Securities Purchase Agreement with GHS Investments, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2021	By:	/s/ William Robinson
William Robinson
Chief Executive Officer

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